Exhibit 99.3

RetailMeNot, Inc. Announces $100 Million Stock Repurchase Program

AUSTIN, Texas, February 10, 2015 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced that its board of directors authorized a stock repurchase program of up to $100 million of the company’s outstanding Series 1 common stock, effective immediately. The stock repurchase program is expected to be completed over the next 24 months.

“Our strong balance sheet and healthy cash flow enable the company to return excess cash to our shareholders through a repurchase program while continuing to invest. We believe the current share price understates the strength of RetailMeNot’s long-term growth initiatives,” said Cotter Cunningham, RetailMeNot’s Founder and Chief Executive Officer. “The repurchase program demonstrates our commitment to building shareholder value as well as confidence in the long-term prospects of our business.”

The stock purchases may be made from time to time through open market purchases, 10b5-1 plans, privately-negotiated transactions, accelerated stock repurchases, block trades, derivative contracts or otherwise in accordance with applicable federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including, but not limited to, the market price of RetailMeNot’s Series 1 common stock, general market and economic conditions, regulatory requirements, capital availability and compliance with the terms of the company’s outstanding indebtedness.

Repurchases under this program will be funded from one or a combination of existing cash balances, future free cash flow and indebtedness. There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended or discontinued at any time, without notice at RetailMeNot’s discretion.

In a separate announcement today, RetailMeNot, Inc. also announced financial results for its fourth quarter and fiscal 2014, along with outlook for Q1 and fiscal 2015. For more information, please see RetailMeNot’s earnings press release titled “RetailMeNot Announces Fourth Quarter & Fiscal Year 2014 Financial Results”.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers from their favorite retailers and brands. During the 12 months ended December 31, 2014, RetailMeNot, Inc. experienced nearly 700 million visits to its websites, and during the three months ended December 31, 2014, monthly mobile unique visitors totaled 21.2 million. In 2014, RetailMeNot, Inc. estimates $4.4 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offers marketplace in the United Kingdom;Deals.com in Germany; Actiepagina.nl, a leading digital offers site in the Netherlands; Bons-de-Reduction.com and Ma-Reduc.com, leading digital offers sites in France; Poulpeo.com, a leading digital offers site with cash back in France; andDeals2Buy.com, a digital offers site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties and other factors, including our ability to consummate repurchases under the stock repurchase program due to changes in our stock price, corporate or other market conditions. The reader should not place undue reliance on RetailMeNot’s forward-looking statements. These and other risks are described in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014 and its most recent quarterly report on Form 10-Q filed with the SEC on November 6, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. All forward-looking statements are based on information currently available to RetailMeNot. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

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